Exhibit l

May 5, 2015

Fifth Street Senior Floating Rate Corp.

777 West Putnam Ave, 3rd Floor

Greenwich, CT 06830

Ladies and Gentlemen:

We have acted as counsel to Fifth Street Senior Floating Rate Corp., a Delaware corporation (the “Company”), in connection with the offering by the Company pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of up to $700,000,000 in aggregate of (i) shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including Shares to be issuable upon exercise of the Warrants (as such term is defined below), (ii) debt securities, including debt securities to be issuable upon exercise of the Warrants (such debt securities are collectively referred to herein as the “Debt Securities”) and (iii) warrants to purchase Common Stock or Debt Securities (the “Warrants,” and together with the Shares and Debt Securities, the “Securities”). That offering will be made pursuant to a registration statement on Form N-2 (No. 333-202835) filed under the Securities Act (the “Registration Statement”).

The Debt Securities will be issued in one or more series pursuant to an indenture (the “Base Indenture”) to be entered into by and between the Company and the trustee named therein (the “Trustee”) and any supplemental indenture (each, a “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), as may be agreed from time to time between the Company and the Trustee. The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into by and between the Company and the purchasers thereof or a warrant agent to be identified in the applicable Warrant Agreement.

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies of such records, documents or other instruments as we in our judgment deem necessary or appropriate for us to render the opinions set forth in this opinion letter including, without limitation, the following:

(i)	The Restated Certificate of Incorporation of the Company, certified as of the date of this opinion letter by an officer of the Company (the “Certificate of Incorporation”);

(ii)	The Bylaws of the Company, certified as of the date of this opinion letter by an officer of the Company (the “Bylaws”);

(iii)	A form of Base Indenture pertaining to the Debt Securities, to be entered into by and between the Company and the Trustee, in the form filed as an exhibit to the Registration Statement;

(iv)	A Certificate of Good Standing with respect to the Company issued by the Delaware Secretary of State as of a recent date (the “Certificate of Good Standing”); and

(v)	The resolutions of the board of directors of the Company (the “Board”) relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement and (b) the authorization, issuance, offer and sale of the Shares pursuant to the Registration Statement, certified as of the date of this opinion letter by an officer of the Company (collectively, the “Resolutions”).

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied on a certificate of an officer of the Company. We have also relied on certificates of public officials. We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

Fifth Street Senior Floating Rate Corp.

May 5, 2015

For purposes of our opinions in this opinion letter, we have assumed that: (a) each document that we have reviewed is accurate and complete, is either an authentic original or a copy that conforms to an authentic original, and the signatures on it are genuine; (b) each governmental or officer’s certificate has been properly issued and that it is accurate, complete and authentic (and we have assumed that such certificates remain accurate on the date of this letter); (c) all natural persons have sufficient legal capacity; (d) the accuracy and completeness of all corporate records made available to us by the Company; (e) the Warrant Agreements will be governed by the laws of the State of New York; and (f) the Indenture and the Warrant Agreements will be valid and legally binding obligations of the parties thereto (other than the Company).

This opinion letter is limited to the effect of the General Corporation Law of the State of Delaware (the “DGCL”) and, as to the Debt Securities and Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York, in each case, as in effect on the date of this opinion letter, and we express no opinion as to the applicability or effect of any other laws of such jurisdictions or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any state securities or broker dealer laws or regulations thereunder relating to the offer, issuance and sale of the Securities. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

The opinions expressed below are subject are subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, and other similar laws affecting the rights and remedies of creditors generally; (ii) general principles of equity (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity; and (iii) federal and state securities laws or public policy which may limit rights to indemnification and contribution.

On the basis of and subject to the foregoing and subject to the limitations and qualifications set forth in this opinion letter, we are of the opinion that:

1.	Assuming that (i) the issuance, offer and sale of the Shares from time to time and the final terms and conditions of such issuance, offer and sale, including those relating to the price and amount of the Shares to be issued, offered and sold, have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the DGCL, the Company’s Certificate of Incorporation and Bylaws, and the Resolutions, (ii) the Shares have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, (iii) upon issuance of the Shares, the total number of shares of Common Stock issued and outstanding does not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation, (iv) the Certificate of Good Standing remains accurate, and (v) in the case of Shares issuable upon the exercise of the Warrants, the assumptions stated in paragraph numbered (3) below are true and correct, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

2.	Assuming that (i) the Indenture relating to the Debt Securities has been duly authorized, executed and delivered by each of the Company and the Trustee in accordance with the terms of the Indenture, (ii) the issuance, offer and sale of the Debt Securities from time to time and the final terms and conditions of the Debt Securities to be so issued, offered and sold, including those relating to price and amount of Debt Securities to be issued, offered and sold, (a) have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Certificate of Incorporation and Bylaws, (b) are consistent with the terms thereof in the Indenture, (c) do not violate any applicable law, (d) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (iii) the Debt Securities have been (a) duly executed and delivered by the Company and duly authenticated by the Trustee in accordance with the Indenture and (b) delivered to, and the agreed

Fifth Street Senior Floating Rate Corp.

May 5, 2015

consideration therefor has been fully paid at the time of such delivery by, the purchasers thereof, and , (iv) the Debt Securities will not include any provision that is unenforceable against the Company, and (v) in the case of Debt Securities issuable upon the exercise of the Warrants, the assumptions stated in paragraph numbered (3) below are true and correct, the Debt Securities will constitute valid and legally binding obligations of the Company.

3.	Assuming that (i) the Warrant Agreements relating to the Warrants have been duly authorized, executed and delivered by the parties thereto, and that no terms included therein would affect the validity of the opinion expressed in this paragraph numbered (3), (ii) the issuance, offer and sale of Warrants from time to time and the final terms and conditions of the Warrants to be so issued, offered and sold, including those relating to price and amount of Warrants to be issued, offered and sold, (a) have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Certificate of Incorporation and Bylaws, (b) are consistent with the terms thereof in the applicable Warrant Agreement, (c) do not violate any applicable law, (d) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (iii) the Warrants have been (a) duly executed and delivered by the Company and duly countersigned in accordance with the applicable Warrant Agreement, and (b) delivered to, and the agreed consideration therefor has been fully paid at the time of such delivery by, the purchasers thereof as contemplated by the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company.

The opinions expressed in this opinion letter (a) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (b) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ Sutherland Asbill & Brennan LLP